CONSENT OF INDEPENDENT AUDITORS

As independent public accountants, we hereby consent to the use of our report dated August 18, 2000 for the Dobson Covered Call Fund and to all references to our firm included in or made a part of this Post-Effective Amendment No. 48 to AmeriPrime Fund's Registration Statement on Form N-1A (file No. 33-96826), including the references to our firm under the heading "Financial Highlights" in the Prospectus and under the heading "Accountants" in the Statement of Additional Information.


                                                        ________/s/_____________
                                                McCurdy & Associates CPA's, Inc.

Cleveland, Ohio
November 27, 2000